Exhibit 3.1

State of Delaware Certificate of Incorporation Cactus New Media 1, Inc.	STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 07:30 PM 03/29/1999 991122829 - 3022956

FIRST: The name of this Delaware corporation is: Cactus New Media I, Inc.

SECOND; The name and address of the Corporation's Registered Agent is: Corporate Creations Enterprises, Inc. 2530 Channin Drive Wilmington DE 19810 New Castle County

THIRD: The purpose of the Corporation is to conduct or promote any lawful business or purposes.

FOURTH: The Corporation shall have the authority to issue 100,000,000 shares of common stock, par value $.0001 per share. In addition, the Corporation shall have the authority to issue 10,000,000 shares of preferred stock, par value $.0001 per share, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors.

FIFTH: The directors shall be protected from personal liability to the fullest extent permitted by law.

SIXTH: The name and address of the incorporator is:

Corporate Creations International Inc.
941 Fourth Street tt200
Miami Beach FL 33139

SEVENTH: This Certificate of Incorporation shall become effective on the date shown below.

/s/  Luis A. Uriarte
CORPORATE CREATIONS INTERNATIONAL INC,
Luis A. Uriarte Vice President

Date:  March 29, 1999.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 08/06/2001
010382936 - 3022956

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
CACTUS NEW MEDIA 1, INC.

Pursuant to the General Corporation Laws of the State of Delaware, the undersigned President of Cactus New Media I, Inc. (the -Corporation"), a corporation organized and existing under and by virtue of the General Corporation Laws the State of Delaware does hereby certify

First: That in accordance with the Unanimous Written Consent of the Board of Directors, dated June 21, 2001. pursuant to Section 141 and Section  242 of the General Corporation Laws of the State of Delaware, and the Consent of Majority Shareholders of the outstanding common stock of the Corporation at a meeting on July 13, 2001. a 1 of the directors and a majority of the shareholders of said Corporation approved the amendment to the Corporation's Certificate of Incorporation as follows;

ARTICLE IV of the Corporation's Certificate of Incorporation shall be deleted and substituted by the following:

FOURTH
CAPITAL STOCK

(1)    The total number of shares of all classes of stock which the Corporation shall have authority to issue is 210,000,000 shares, of which:

(a)    200,000,000 shares shall be designated as Common Stock, having a par value of 5.0001 per share; and

(b)    10,000,000 shares shell be designated as Preferred Stock. having a par value of S 0001 per share

Effective as of the effective date of this Amendment, each share of Common Stock. $,0001 par value per share, outstanding before the effective date of the Amendment be changed into fifteen (15) fully paid and nonassessable shares of Common Stock $.0001 par value per share and that after the effective date of the Amendment each holder of record of one or more certificates representing shares of the old Common Stock shall be entitled to receive an additional certificate or certificates representing the proportionate number of additional shares of new Common Stock.  If a stockholder shall be entitled to a number of shares of new Common Stock which is not a whole number, then the fractions; interests of .5 of New Common Stock will be rounded up to the next highest share, and fractional interests of less than .5 of New Common Stock will be reduced down to the next nearest share. The authorized number of shares of Common Stock and of Preferred Stock shall not be affected by this Amendment.

Each share of Common Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of Common Stock of the Corporation, except as otherwise expressly set forth in this Certificate.

Second: The foregoing amendment was adopted by the Board of Directors and majority Shareholders of the Corporation pursuant to tree General Corporation Laws of the State of Delaware and accordingly. the number of votes cast by the Shareholders of the Corporation for the amendment to the Corporation's Certificate of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned being the President of this Corporation has executed these Articles of Amendment to the Certificate of Incorporation as of the day of July, 2001.

CACTUS NEW MEDIA 1, INC, RS Schmitt, President /s/ RS Schmitt

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 10/27/2003
SRV 030688012 - 3022956 FILE

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
CACTUS NEW MEDIA 1, INC.

Pursuant to the Business Corporation Laws of the State of Delaware, the undersigned Sole Board Member of Cactus New Media I. Inc. (the 'Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Laws of the State of Delaware, does hereby certify:

First: That in accordance with the Unanimous Written Consent of the Board of Directors, dated September 29, 2003, pursuant to Section 141 and Section 242 of the Delaware Business Corporation Laws, and the Consent of Majority Shareholders of the outstanding common stock of the Corporation at a meeting on October 24, 2003, all of the directors and a majority of the shareholders of said Corporation approved the amendment to the Corporation's Certificate of Incorporation as follows:

ARTICLE IV of the Corporation's Certificate of Incorporation shall be deleted and substituted by the following:

FOURTH
CAPITAL STOCK

(1)    The total number of shares of all classes of stock which the Corporation shall have authority to issue is 10,010,000,000 shares, of which'

(a)   10,000,000,000 shares shall be designated as Common Stock, having a par value of $.0001 per share; and

(b)   10,000,000 shares shall be designated as Preferred Stock, having a par value of $.0001 per share.

Effective as of the effective date of this Amendment, each 100 shares of Common Stock, $.0001 par value per share, outstanding before the effective date of the Amendment will be changed into one (1) fully paid and nonassessable share of Common Stock $.0001 par value per share; and that after the effective date of the Amendment each holder of record of one or more certificates representing shares of the old Common Stock shall be entitled to receive an additional certificate or certificates representing the proportionate number of additional shares of new Common Stock. If a stockholder shall be entitled to a number of shares of new Common Stock which is not a whole number, then the fractional interests of New Common Stock will be rounded up to the next highest share. The authorized number of shares of Common Stock and of Preferred Stock shall not be affected by this Amendment.

Each share of Common Stock shall have the same relative powers, preferences and rights as, and shall be identical in al: respects with, all the other shares of Common Stock of the Corporation, except as otherwise expressly set forth in this Certificate.

Second: The foregoing amendment was adopted by the Board of Directors and majority Shareholders of the Corporation pursuant to the Delaware Business Corporation Laws and, accordingly, the number of votes cast by the Shareholders of the Corporation for the amendment to the Corporation's Certificate of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned being the President of this Corporation has executed these Articles of Amendment to the Certificate of Incorporation as of the 24 day of October, 2003,

CACTUS NEW MEDIA 1, INC, /s/ RS Schmitt RS Schmitt, Sole Board Member

State of Delaware
Secretary of State
Division of Corporations
Filed 11:00 AM 03/30/2004
SRV 040232544 - 3022956 FILE
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

Cactus New  Media I, Inc.

a corporation organized and existing under and by virtue of the General Corporation Law of the Slate of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of    Cactus New Media I, Inc.
resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of incorporation of this corporation be amended by changing the Article thereof numbered " First" so that, as amended, said Article shall be and read as follows:

The name and address of the corporation shall be Medical Makeover

Corporation of America

SECOND; That thereafter, pursuant Li) resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH! That the capital of said corporation shall not be reduced under or by reason of said amendment,

IN WITNESS WHEREOF, said Cactus New Media I, Inc. has caused this certificate to be signed by

Pieter Du Rand, an Authorized Officer, this 29th day of March, 2004.

By:	/s/ Pieter Du Rand
Authorized Officer
Title:	Sole Officer and Director
Name:	Pieter Du Rand
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